Filed Pursuant to Rule 424(i)

Registration No. 333- 271910

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING NOVEMBER 30, 2025

(to Prospectus dated April 29, 2025)

COtwo Advisors Physical European Carbon Allowance Trust

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended November 30, 2025. The calculation of the registration fee is included in an exhibit hereto.